Exhibit 24

                              POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below constitutes and appoints Roger
          N. Farah, Dale W. Hilpert and Gary M. Bahler, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the Woolworth Corporation Directors' Stock Plan and any and all amendments (including post-effective amendments) to that Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confiming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirement of the Securities Act of 1933, this Power of Attorney has been signed on the 12th day of June, 1996.

             Signature                       Title

          /s/Helen Galland                   Director
           Helen Galland